EXHIBIT 99.1

MEDI-HUT CO., INC. CHANGES NAME TO SCIVANTA MEDICAL CORPORATION

Change Reflects Company’s New Focus on Acquiring and Developing Medical Products and Technologies Which Offer Advantages Over Available Medical Procedures and Treatments

Medi-Hut Co., Inc. (OTC: MHUT.PK) has changed its name to Scivanta Medical Corporation (“Scivanta” or the “Company”), reflecting its transformation to a company that acquires and develops medical technologies and products which offer advantages over available medical procedures and treatments.

David LaVance, President and Chief Executive Officer of the Company said, “Our name change to Scivanta Medical Corporation reflects the Company’s strategy to acquire and develop medical technologies and products which offer advantages over available medical procedures and treatments. Our acquisition strategy includes licensing or purchasing technologies or products that are sold, or are capable of being sold, in a specialty or niche market.

Mr. LaVance continued, “A clear reflection of Scivanta’s strategy is the recent acquisition of the exclusive worldwide rights to develop, manufacture and sell the Hickey Cardiac Monitoring System (the “HCMS”), a minimally invasive and cost-effective solution to monitor cardiac performance. The HCMS will provide the primary measurements of cardiac performance, will be administered outside of intensive care settings and will measure left ventricular contractility, a potentially new standard for monitoring the treatment of congestive heart failure and other cardiac conditions.”

“We believe the HCMS provides a strong foundation for the Company’s future growth, and is indicative of the type of medical technologies and products Scivanta will continue to evaluate for potential acquisition. The Company has undergone many changes over the past several years, and we look forward to continuing to implement our strategic growth plan,” concluded Mr. LaVance.

About Scivanta Medical Corporation

Scivanta Medical Corporation is focused on acquiring and developing medical technologies and products which offer advantages over available medical procedures and treatments. The Company has acquired the exclusive worldwide rights to develop, make and sell certain proprietary technologies known as the Hickey Cardiac Monitoring System (the “HCMS), a minimally invasive two-balloon esophageal catheter system used to monitor cardiac performance. The HCMS is expected to provide the primary measurements of cardiac performance in a minimally invasive and cost-effective manner and is designed to be used outside of an intensive care setting. As Scivanta develops the HCMS, it expects to continue to review for acquisition other medical technologies and products that are sold, or capable of being sold, in a specialty or niche market.

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are economic conditions generally and in the industries in which the Company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contact:

Scivanta Medical Corporation
Tom Gifford, Chief Financial Officer
Tel.: (732) 282-1620 x15
Fax: (732) 282-1621

The Investor Relations Group
Investor Relations
James Carbonara/Dan Berg, 212-825-3210
Media Relations
Bill Douglass/Rachel Anscher, 212-825-3210